EXHIBIT 21

                         SUBSIDIARIES OF THE REGISTRANT

Parent

HFB Financial Corporation

                                                 State or Other
                                                 Jurisdiction of     Percentage
        Subsidiaries(1)                           Incorporation      Ownership

Home Federal Bank Corporation                       Kentucky            100%

Subsidiary of Home Federal Bank Corporation
Home Service Corporation                            Kentucky            100%

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(1)   The assets, liabilities and operations of the subsidiary are included in the consolidated financial statements contained in the annual Report to Stockholders attached hereto as an exhibit.